UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 16, 2010

SYNNEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31892	94-2703333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44201 Nobel Drive Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

(510) 656-3333

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01.	Other Events

On July 16, 2010, SYNNEX Corporation (“SYNNEX”) announced that it has signed a definitive sale agreement (the “Agreement”) to sell certain assets related to its contract assembly business to MiTAC International Corporation (“MiTAC”). The transaction includes the sale of inventory and customer contracts, primarily related to customers currently being jointly served by SYNNEX and MiTAC. The Agreement includes earn-out and profit-sharing provisions, which are based on near-term operating performance metrics for the defined customers included in this transaction. SYNNEX has worked closely with MiTAC on jointly marketing MiTAC’s design and electronic manufacturing services and SYNNEX’ contract assembly capabilities. This relationship enabled SYNNEX to build relationships with MiTAC’s customers. The customers tied to the Agreement began through this partnership with MiTAC. Also, as part of the planned transaction, SYNNEX will provide MiTAC certain transition services for the business on a fee basis over the next several quarters.

As of November 30, 2009, MiTAC and its affiliates beneficially owned approximately 30% of our common stock. In addition, Matthew Miau, the Chairman Emeritus of SYNNEX’ Board of Directors, is also the Chairman of MiTAC and a director or officer of MiTAC’s affiliates.

On July 16, 2010, SYNNEX issued a press release regarding the transaction and the full text is filed herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated July 16, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 20, 2010

SYNNEX CORPORATION

By:	/S/ SIMON Y. LEUNG
Simon Y. Leung
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 16, 2010.

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